UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 8, 2006, Dollar Thrifty Automotive Group, Inc. (the “Company”) completed an agreement (the “Agreement”) to purchase an additional 30,250 vehicles from DaimlerChrysler Motors Company LLC (“DaimlerChrysler”) for the 2007 model year. The additional 30,250 vehicles represent purchases above volumes referenced in the Vehicle Supply Agreement between DaimlerChrysler and the Company dated October 31, 2002, as amended (the “VSA”). The Agreement sets forth DaimlerChrysler’s commitment to sell additional vehicles to the Company and the Company’s commitment to purchase these vehicles from DaimlerChrysler.

Additionally on September 8, 2006, DaimlerChrysler and the Company agreed to a one year extension of the VSA through the 2011 model year. The VSA sets forth DaimlerChrysler’s obligation to supply vehicles to the Company and the Company’s obligation to purchase vehicles and to feature DaimlerChrysler vehicles in the Company’s advertising and promotions.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.121	Letter agreement effective as of September 8, 2006 between DaimlerChrysler Motors Company LLC and Dollar Thrifty Automotive Group, Inc. to purchase additional vehicles for the 2007 model year

10.122	Letter agreement effective as of September 8, 2006 extending the Vehicle Supply Agreement between DaimlerChrysler Motors Company LLC and Dollar Thrifty Automotive Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

September 14, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.121	Letter agreement effective as of September 8, 2006 between DaimlerChrysler Motors Company LLC and Dollar Thrifty Automotive Group, Inc. to purchase additional vehicles for the 2007 model year

10.122	Letter agreement effective as of September 8, 2006 extending the Vehicle Supply Agreement between DaimlerChrysler Motors Company LLC and Dollar Thrifty Automotive Group, Inc.

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